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                                                                     EXHIBIT 3.2

                                    BYLAWS OF
                        BAY VIEW TRANSACTION CORPORATION

                                   ARTICLE I

                                 IDENTIFICATION

         SECTION 1. NAME. The name of the corporation shall be Bay View Transaction Corporation (hereinafter referred to as the "Corporation").

         SECTION 2. SEAL. The Corporation shall not adopt a corporate seal and the use of a corporate seal shall not be necessary to validate any corporate act. Should it become necessary or appropriate for some reason to utilize a corporate seal at any time, the President may cause one to be prepared and used on behalf of the Corporation.

         SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall begin at the beginning of the first day of January and end at the close of the last day of December next succeeding.

                                   ARTICLE II

                                  CAPITAL STOCK

         SECTION 1. TERMS OF SHARES. There shall be one class of capital stock, consisting of common stock par value one cent ($.01) per share. The holder of each share shall be entitled to one vote for each share held on all matters.

         SECTION 2. CONSIDERATION FOR SHARES. The Board of Directors shall cause the Corporation to issue the capital stock of the Corporation for such consideration as has been fixed by such Board.

         SECTION 3. PAYMENT OF SHARES. The consideration for the issuance of shares of the capital stock of the Corporation may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for or services actually rendered to, the Corporation; provided, however, that the part of the surplus of the Corporation which is transferred to capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for the issuance of such shares. When payment of the consideration for which a share was authorized to be issued shall have been received by the Corporation, or when surplus shall have been transferred to capital upon the issuance of a share dividend, such share shall be declared and taken to be fully paid and not liable to any further call or assessments, and the holder thereof shall not be liable for any further payments thereon. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor or services received as consideration, or the value placed by the Board of Directors upon the corporate assets in the event of a share dividend shall be conclusive, subject to the rights reserved herein and in the Certificate of Incorporation of the Corporation by the stockholders. Promissory notes or future services shall not be accepted in payment or part payment of any of the capital stock of the Corporation.

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         SECTION 4.        CERTIFICATES FOR SHARES. The Corporation shall issue
to each stockholder a certificate signed by the President and the Secretary of the Corporation certifying the number of shares owned by him in the Corporation. Where such certificate is also signed by a transfer agent or registrar, the signatures of the President and the Secretary may be facsimiles. The certificate shall state the name of the registered holder, the name of shares represented thereby, the par value of each share or a statement that such shares have no par value, and whether such shares have been fully paid up.

         SECTION 5. FORM OF CERTIFICATES. The stock certificates to represent the shares of the capital stock of this Corporation shall be in such form, not inconsistent with the laws of the State of Delaware, as may be adopted by the Board of Directors.

         SECTION 6. TRANSFER OF STOCK. Title to a certificate and to the shares represented thereby can be transferred only:

                  (1) By delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby; or

                  (2) By delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

         SECTION 7. CLOSING OF TRANSFER BOOKS. The transfer books shall be closed for a period of ten days prior to the date set for any meeting of stockholders, and during such period no new certificate of stock shall be issued by this Corporation and no change or transfer shall be made upon the records thereof.

         SECTION 8. EQUITABLE INTERESTS IN SHARES OR RIGHTS. The Corporation shall be entitled to treat the person in whose name any share is registered on the books of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or right on the part of any other person, whether or not the Corporation shall have notice thereof.

                                  ARTICLE III

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. PLACE OF MEETINGS. All meetings of stockholders shall be held within or without the State of Delaware at such place as the Board of Directors may determine.

         SECTION 2. ANNUAL MEETING. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix.

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         SECTION 3.        SPECIAL MEETINGS. Special meetings of stockholders of
the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the "Whole Board").

         SECTION 4. NOTICE OF MEETINGS. Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

         When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         SECTION 5. VOTING AT MEETINGS. Except as otherwise provided by the provisions of the Certificate of Incorporation of the Corporation, every stockholder shall have the right at every stockholders' meeting of the Corporation to one vote for each share of stock standing in his name on the books of the Corporation.

         No share shall be voting at any meeting:

                  (1)      Upon which an installment is due and unpaid; or

                  (2) Which shall have been transferred on the books of the Corporation within ten days next preceding the date of the meeting; or

                  (3) Which belongs to the Corporation that issued the share.

         All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

         All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or as provided in the Certificate of Incorporation of the Corporation, all other matters shall be determined by a majority of the votes cast.

         SECTION 6. PROXIES. A stockholder may vote, either in person or by proxy executed in writing by the stockholder or a duly authorized attorney-in-fact. No proxy shall be valid after

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eleven (11) months from the date of its execution, unless a longer time is expressly provided therein.

         SECTION 7. QUORUM. At any meeting of the stockholders, a majority of the shares of each class of the capital stock outstanding and entitled by the Certificate of Incorporation of the Corporation to vote, represented in person or by proxy, shall constitute a quorum.

         SECTION 8. ORGANIZATION. The President, and in his absence, the Secretary, and in their absence, any stockholder chosen by the stockholders present shall call meetings of the stockholders to order and shall act as Chairman of such meetings, and the Secretary of the Corporation shall act as Secretary of all meetings of the stockholders. In the absence of the Secretary, the presiding officer may appoint a stockholder to act as Secretary of the meeting.

         SECTION 9. STOCK LIST. The officer who has charge of the stock transfer books of the Corporation shall prepare and make, in the time and manner required by applicable law, a list of stockholders entitled to vote and shall make such list available for such purposes, at such places, at such times and to such persons as required by applicable law. The stock transfer books shall be the only evidence as to the identity of the stockholders entitled to examine the stock transfer books or to vote in person or by proxy at any meeting of stockholders.

         SECTION 10. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Unless otherwise restricted by the Certificate of Incorporation of the Corporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of minutes of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         SECTION 11. INSPECTORS OF ELECTION. The Board of Directors shall in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, to act at the meeting or any adjournment thereof and make a written report thereof, in accordance with applicable law.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

         SECTION 1. BOARD OF DIRECTORS. The Board of Directors shall consist of five (5) members, at least one (1) of whom shall be an Independent Director as required by the Certificate of

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Incorporation of the Corporation. With the exception of the first Board of
Directors, which shall be elected by the incorporator, and except as provided in the Certificate of Incorporation of the Corporation or in Section 5 of this
Article IV, the directors shall be elected at the annual meeting of the stockholders by a plurality vote of the shares represented in person or by proxy. The number of Directors may from time to time be changed by proper amendment to the Bylaws of the Corporation. Subject to the terms of Section 4 of this Article IV, such Directors shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified. Directors need not be stockholders. All Directors shall be over eighteen years of age and shall be citizens and residents of the United States of America, and at all times the Corporation shall have at least one (1) Independent Director as required by the Certificate of Incorporation of the Corporation.

         SECTION 2. DUTIES. The corporate power of this Corporation shall be vested in the Board of Directors, who shall have the management and control of the business of the Corporation, but subject to any limitations on the business of the Corporation as provided in the Certificate of Incorporation of the Corporation. They shall employ such agents and servants as they may deem advisable, and fix the rate of compensation of all agents, employees and officers.

         SECTION 3. RESIGNATIONS. A Director may resign at any time by filing his or her written resignation with the Secretary.

         SECTION 4. REMOVAL. A Director may be removed only by the stockholders then having the right to elect Directors. Any Director may be removed at any time, with or without cause, by a majority vote of the stockholders then having the right to elect Directors, at the annual meeting or at a special meeting of stockholders called for that purpose.

         SECTION 5. VACANCIES. Any vacancy occurring in the Board, including a vacancy resulting from an increase in the number of Directors, may be filled by the Board, or, if the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office. Each Director so chosen shall hold office until the expiration of the term of the Director, if any, whom he or she has been chosen to succeed, or, if none, until the expiration of the term designated by the Board for the Directorship to which he or she has been elected, or until his or her earlier removal, resignation, death or other incapacity.

         SECTION 6. REGULAR MEETING. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

         SECTION 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office (rounded up to the nearest whole number) or by the President and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five days before the meeting or by facsimile transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

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         SECTION 8.        QUORUM. At any meeting of the Board of Directors, the
presence of a majority of Directors shall constitute a quorum for the transaction of any business.

         SECTION 9. ORGANIZATION. The Directors shall elect a Chairman from among the Board of Directors who shall preside at meetings of the Board of Directors. In the absence of the Secretary or Assistant Secretary, the Chairman shall appoint a Director or other person present at the meeting to act as Secretary of the meeting who shall record the proceedings of the Board of Directors at such meeting.

         SECTION 10. CONDUCT OF BUSINESS. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.

         SECTION 11. WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, if prior to such action a written consent to such action is signed by all members of the Board or of such Committee as the case may be, and such written consent is filed with the Minutes of the proceedings of the Board of Directors or Committee.

         SECTION 12. MEETING BY TELEPHONE, ETC. Any or all of the members of the Board or of any Committee designated by the Board may participate in a meeting of the Board or the Committee, or conduct a meeting through the use of, any means of communication by which all persons participating may simultaneously hear each other during the meeting, and participation in a meeting using these means constitutes presence in person at the meeting.

         SECTION 13. COMPENSATION OF DIRECTORS. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as member of committees of the Board of Directors.

                                   ARTICLE V

                                   COMMITTEES

         SECTION 1. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by a vote of a majority of the Board of Directors may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution which designated the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present

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at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

         SECTION 2. CONDUCT OF BUSINESS. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

         SECTION 3. NOMINATING COMMITTEE. The Board of Directors may appoint a Nominating Committee of the Board, consisting of not less than three members, one of which shall be the President if, and only so long as, the President remains in office as a member of the Board of Directors. The Nominating Committee shall have authority (i) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation and
(ii) to recommend to the Whole Board nominees for election to the Board of Directors to replace those directors whose terms expire at the annual meeting of stockholders next ensuing.

                                   ARTICLE VI

                           OFFICERS OF THE CORPORATION

         SECTION 1.        GENERALLY.

                  (a) The Board of Directors as soon as may be practicable after the annual meeting of stockholders shall choose a President, a Secretary and a Treasurer and from time to time may choose such other officers as it may deem proper. The President shall be chosen from among the directors. Any number of offices may be held by the same person.

                  (b) The term of office of all officers shall be until the next annual election of officers and until their respective successors are chosen, but any officer may be removed from office at any time by the affirmative vote of a majority of the authorized number of directors then constituting the Board of Directors.

                  (c) All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article
         VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

         SECTION 2. PRESIDENT. The President shall be the chief executive officer and, subject to the control of the Board of Directors, shall have general power over the management and

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oversight of the administration and operation of the Corporation's business and general supervisory power and authority over its policies and affairs. The President shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

         Each meeting of the stockholders and of the Board of Directors shall be presided over by such officer as has been designated by the Board of Directors or, in his absence, by such officer or other person as is chosen at the meeting. The Secretary or, in the Secretary's absence, the General Counsel of the Corporation or such officer as has been designated by the Board of Directors or, in his absence, such officer or other person as is chosen by the person presiding shall act as secretary of each such meeting.

         SECTION 3. VICE PRESIDENT. The Vice President or Vice Presidents, if any, shall perform the duties of the President in his absence or during his disability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them from time to time by the Board of Directors, the Chairman of the Board or the President.

         SECTION 4. SECRETARY. The Secretary or an Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chairman of the Board or the President.

         SECTION 5. TREASURER. The Treasurer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation which has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account. The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer with such banks or trust companies or other entities as the Board of Directors from time to time shall designate. The Treasurer shall sign or countersign such instruments as require his signature, shall perform all such duties and have all such powers as are usually incident to such office and/or such other duties and powers as are properly assigned to him by the Board of Directors, the Chairman of the Board or the President, and may be required to give bond, payable by the Corporation, for the faithful performance of his duties in such sum and with such surety as may be required by the Board of Directors.

         SECTION 6. ASSISTANT SECRETARIES AND OTHER OFFICERS. The Board of Directors may appoint one or more assistant secretaries and one or more assistant treasurers, or one appointee to both such positions, which officers shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to them by the Board of Directors, the Chairman of the Board or the President.

         SECTION 7. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of, or with respect to any action of stockholders of, any other corporation in which this Corporation may hold securities

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and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation.

                                  ARTICLE VII

                                 CORPORATE BOOKS

         SECTION 1. PLACE OF KEEPING. Except as otherwise provided by the laws of the State of Delaware, by the Certificate of Incorporation of the Corporation or by these Bylaws, the books and records of the Corporation may be kept at such place or places, as the Board of Directors may from time to time by resolution determine.

         SECTION 2. STOCK REGISTER OR TRANSFER BOOK. The original or duplicate stock register or transfer book shall contain a complete and accurate stockholder list, alphabetically arranged, giving the names and addresses of all stockholders, the number and classes of shares held by each, and shall be kept at the principal office of the Corporation.

                                  ARTICLE VIII

                                   AMENDMENTS

         SECTION 1. AMENDMENTS. These Bylaws, including this Article VIII, may be adopted, amended or repealed at any meeting of the stockholders only upon (i) recommendation by the Board of Directors; (ii) the affirmative vote of the Independent Director(s); and (iii) upon the vote of holders of not less than a majority of the outstanding shares of common stock of the Corporation.

                                   ARTICLE IX

                     CONTRACTS WITH DIRECTORS AND AFFILIATES

         SECTION 1. If this Corporation enters into contracts or transacts business with one or more of its Directors, or with any firm of which one or more of its Directors are members, or with any other Corporation or association of which one or more of its Directors are stockholders, Directors or officers, such contract or transaction shall not be invalidated or in any way affected by the fact that such Director or Directors have or may have interests therein which are or might be adverse to the interests of this Corporation, provided that such contract or transaction is entered into in good faith in the usual course of business. Notwithstanding the foregoing, the Corporation shall not engage in any transaction with any direct or indirect parent corporation or any affiliate of a parent corporation except (i) on terms and conditions comparable to transactions on an arms-length basis with unaffiliated persons and
(ii) with the approval of the Board of Directors including at least one Independent Director. This Article IX shall not be amended without the approval of all incumbent Independent Directors.

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                                    ARTICLE X

                                     NOTICES

         SECTION 1. NOTICES. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mail, postage paid, by sending such notice by prepaid telegram or mailgram or by sending such notice by facsimile machine or other electronic transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mail or by facsimile machine or other electronic transmission, shall be the time of the giving of the notice.

         SECTION 2. WAIVERS. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 1. FACSIMILE SIGNATURES. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

         SECTION 2. CORPORATE SEAL. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

         SECTION 3. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

         SECTION 4. FISCAL YEAR. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

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         SECTION 5.        TIME PERIODS. In applying any provision of these
Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

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                            CERTIFICATE OF SECRETARY

                                       OF

                        BAY VIEW TRANSACTION CORPORATION

         The undersigned certifies:

         1. That the undersigned is the duly elected and acting Secretary of Bay View Transaction Corporation, a Delaware corporation (the "Corporation"); and

         2. That the foregoing Bylaws constitute the Bylaws of the Corporation as duly adopted by the Action by Unanimous Written Consent in Lieu of the Organizational Meeting by the Board of Directors of the Corporation, dated May 13, 2003.

         3. IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Corporation as of May 13, 2003.

                                    /s/ Joseph J. Catalano
                                    ____________________________________________
                                    Joseph J. Catalano
                                    Secretary